Exhibit 10.11

DATED THIS 1st DAY OF July 2024

BETWEEN

NSK HOTEL PTE LTD

(as Landlord)

AND

T & T MEDICAL GROUP PTE LTD

(as Tenant)

LEASE OF 181 KITCHENER ROAD #01-01 TO 03 and #01-14 to 20
SINGAPORE 208533

THIS LEASE is made on 1st July 2024

BETWEEN

(1)	NSK HOTEL PTE. LTD. (UEN No. 198903358N) of 80 Marine Parade Road #21-01, Parkway Parade, Singapore 449269 (“the Landlord”);

AND

(2)	T & T MEDICAL GROUP PTE LTD (UEN No. 198901436H) of 181 Kitchener Road #01-14 Novotel Singapore on Kitchener Singapore 208533 (“the Tenant”).

NOW IT IS HEREBY AGREED as follows:-

1.	DEFINITIONS AND INTERPRETATION

(1)	In this Lease, unless the context otherwise requires:

“Act” means the Land Titles (Strata) Act (Cap 158);

“Air-conditioning Equipment” means air-conditioning or cooling units and includes all cables, pipes ducting and other plant or machinery required to cool the Premises;

“Base Rent” means the monthly amount payable by the Tenant to the Landlord specified in item 8 of Schedule 1;

“Building” means the whole of the building as described in item 1 of Schedule 1 and includes all parts of the building structure, Common Property, car parks, service areas, loading docks and all other adjacent areas in respect of which the use and enjoyment of which is appurtenant to the Building, and of which the Premises forms a part;

“Building Rules” means the Landlord’s rules and regulations of and in respect of the Building as amended from time to time for:-

(i)	the management, safety, security, care or cleanliness of the Building;

(ii)	the preservation of security and good order of the Building;

(iii)	the convenience and control of any person in the Building;

(iv)	the use of facilities and services in the Building;

(v)	the use of any area of the Building by any person; and

(vi)	any other matters as the Landlord may decide;

“Commencement Date” means the date specified in item 3 of Schedule 1;

“Common Property” shall mean those parts of the Building which are defined to be “common property” under the Act if the Building is subdivided or if it is not subdivided and registered under the said Act, those parts of the Building which would be reasonably be deemed to be “common property” if it had been subdivided and registered under the Act;

“Consultant” means any person employed, contracted of retained by the Landlord for the purposes of, including but not limited to, reviewing any plan, drawing and other document, informing and providing advice to the Landlord and includes any architect, engineer, planner, designer, solicitor, surveyor or any other consultant;

1
Please Initial
Landlord	Tenant

“Fit Out Compensation” means an amount equivalent to:-

(i)	the Rent which would have been payable in respect of the Premises as if (he Fit Out Period constituted pad of the Term; and

(ii)	the Rent which would have been payable by a subsequent tenant for its (It out period in respect of the Premises as if its fit out period is not rent-free;

“Fit Out Deposit” means the amount specified in item 6 of Schedule 1;

“Fit Out Period” means the period specified in item 6 of Schedule 1;

“Fit Out Requirements” means the guidelines, rules or requirements of the Landlord (if any) relating to the Tenant’s Fit Out Works;

“Fit Out Works” means the design, procurement, installation and construction of the interior fit out or related works to be carried out by or on behalf of the Tenant, at the Tenant’s own cost and expense, in relation with its use and enjoyment of the Premises;

“Floor Area” means the area of the floor of the Premises as specified in item 2 of Schedule 1;

“Head Lease” means the lease referred to in item 11 of Schedule 1 and includes all variations or amendments to the Plead Lease;

“Insolvency Event” means:-

(a)	in relation to a Tenant which is a company:

(i)	the inability to pay its debts as and when they fall due;

(ii)	the appointment of a liquidator, either compulsorily or voluntarily (except for the purpose of amalgamation or reconstruction which has been previously approved by the Landlord);

(iii)	the passing of a resolution for the winding up of the Tenant;

(iv)	the making of a proposal by the Tenant to its creditors for a composition in satisfaction of its debts or a scheme of arrangement of its affairs;

(v)	the application to the court for the appointment of a judicial manager; or

(vi)	the appointment of a receiver or judicial manager;

(b)	in relation to a Tenant who is an individual:

(i)	the inability to pay or having no reasonable prospect of being able to pay his debts as they fall due;

(ii)	any step being taken towards the presentation of a bankruptcy petition for his bankruptcy;

(iii)	the making of a proposal to his creditors for a composition in satisfaction of his debts; or

2
Please Initial
Landlord	Tenant

(iv)	the entry into a scheme of arrangement of his affairs or the appointment of a receiver in respect of his properly;

“Interest” means interest at the rate of 1% per month calculated in accordance with Clause 4(4);

“Letter of Offer” has the meaning ascribed to it in Clause 21(4);

“Manager” means the manager appointed by the Landlord as specified in item 13 of Schedule 1 or such other managing agent appointed by the Landlord from time to time for the maintenance and management of the Building;

“Maximum Floor Load” means the load specified in item 2 of Schedule 1;

“Menu and/or Merchandising Plan”, if applicable, means the menu and/or merchandising plan set out in Attachment B;

“month” means calendar month;

“Permitted Use” means the use of the Premises in the manner and under the trading name specified in item 7 of Schedule 1;

“person” includes where the context so admits, any individual, company, corporation, firm, partnership, joint venture, association, organization, trust, state or agency of a state (in each case, whether or not having separate legal entity);

“Possession Date” means (i) the date on which the Tenant actually takes possession of the Premises for Fit Out Works or (ii) the date by which the Tenant is to take possession of the Premises for Fit Out works as specified in item 5 of Schedule 1, whichever is earlier;

“Pre-operating Service Charge” means the charge specified in item 6 of Schedule 1 in respect of services supplied to or in relation to the Premises during the Fit Out Period including but not limited to the supply of water, power, rubbish removal and all related charges incurred during the Fit Out Period;

“Premises” means the physical space in the Building described in item 2 of Schedule 1, the boundaries and location of which are shown as edged in red in the floor plan attached as Attachment A (for identification purpose only) excluding the exterior faces of exterior walls (but including any externa! plate glass/glass walls or fapadc), external faces of boundary walls and the roof but including the interior, the flooring, interior plaster or other surface material or rendering on walls and ceilings, any fixtures therein (except fixtures which are part of Common Property), all doors and/or perimeter doors leading to the Premises, railings, timber decks, planter boxes, windows, plate glass/glass, locks, fastenings, installations and fittings for light, exit lights and power, the Utilities Conduits within and serving the Premises;

“Redevelopment Works” means the redevelopment, asset enhancement, renovation, retrofitting, refurbishment, reconfiguration works, alteration in any way of the structure, the layout, the furnishes, design or use of the Building or the Common Property or any part thereof;

“Rent” means the aggregate of the Base Rent and Service Charge but excluding the Pre-operating Service Charge;

“Relocation Notice” means the notice in writing to relocate the Tenant to substitute premises in the Building;

“Requisite Consents” means all permissions, consent, approvals, licences, certificates and permits of relevant authorities as are necessary to commence, carry out and complete the Fit Out Works;

“Security Deposit” means the amount specified in item 9 of Schedule 1 or such increased amount as the Landlord may specify under Clause 4(5)(c);

3
Please Initial
Landlord	Tenant

“Service Charge’’ means the sum payable by the Tenant to the Landlord specified in item 8 of Schedule 1 in respect of the services supplied to the Premises;

“Service Charge Notice” means a written notice from the Landlord to the Tenant of an increase in the Service Charge and specifying the date from which such increased Service Charge shall be payable. The Landlord may issue any number of Service Charge Notices during the Term;

“Taxes” means Goods and Services Tax and other like tax including, but is not limited to, any imposition, duty or levy whatsoever which may from time to time be imposed by any government, quasi-gov eminent. statutory or tax authority on or by reference to any monies payable under this Lease and/or in respect of any supply which may be determined by the Comptroller of Goods and Services Tax (or similar person) under or in connection with the occupation and lease of the Premises;

“Tenancy Mix Realignment” means the grouping and/or breaking up of a group, of tenants within the Building with the same or similar Permitted Use;

“Term” means the duration of this Lease as specified In item 3 of Schedule 1;

“Termination Notice” means a notice in writing to terminate this Lease;

‘Trading/Business Hours” means the hours specified in item 10 of Schedule 1 or such other hours as may be prescribed by the Landlord from time to time;

“Utilities Conduits” means drains, sewers, conduits, flues, risers, gutters, gullies, channels, ducts, shafts, watercourses, pipes, cables, wires, water, electrical, air-conditioning, mechanical, ventilation and other similar facilities and services of the Building.

(2)	In the interpretation of this Lease, except to the extent that such interpretation shall be excluded by or be repugnant to the context when used herein:-

Words importing the singular or plural number shall be deemed to include the plural or singular number respectively and words importing one gender include all genders.

Where two or more persons are included in the expression “the Tenant” all covenants, agreements, terms, conditions and restrictions shall be binding on and be applicable to them jointly and severally, and shall also be binding on and applicable to their personal representatives or successors and permitted assigns.

A reference to the Landlord includes (where applicable) the Manager, its successors, assigns and all persons entitled to possession of the Premises at the end of this Lease. A reference to the Tenant includes its successors and permitted assigns.

References in this Lease to any statutes or statutory instruments shall include and refer to any statute or statutory instruments amending, consolidating or replacing them respectively from time to time and for the time being in force,

References in this Lease to any government or statutory authority shall include and refer to the authority or body succeeding such authority from time to time.

Each Schedule and Attachment to this Lease forms part of it.

Every obligation by the Tenant is taken to include an obligation by the Tenant to ensure that each of its employees, agents, independent contractors, permitted occupiers/franchisees and others under its control complies with that obligation.

4
Please Initial
Landlord	Tenant

A right given to the Landlord to have access to the Premises extends to the Manager and to all persons authorized by the Landlord and the Manager, where applicable, and includes the right to bring workmen and appliances onto the Premises,

If under this Lease or the Building Rules, the consent or approval of the Landlord is required, the consent and approval of the Landlord may be given or withheld by the Landlord and/or the Manager in its absolute discretion (unless this Lease otherwise provides) and upon such terms and conditions as the Landlord thinks is appropriate.

All sums of money referred to or payable pursuant to this Lease shall be in Singapore dollars.

Any provision referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of the Manager. Where the subject matter of the proposed consent or approval requires the consent or approval of the Landlord, nothing in this Lease shall be construed as implying any obligation on the Landlord and/or the Manager not to unreasonably withhold or refuse its consent.

2.	EMISE OF PREMISES

(1)	In consideration of the Rent and the covenants reserved by and contained in this Lease, the Landlord hereby lets the Premises to the Tenant for the Term together with the benefit of the following rights:-

(a)	right of the Tenant to use the Common Property to pass to and from the Premises only to the extent that it is necessary and as the Landlord may lawfully grant the same; and

(b)	the right of the Tenant to use the toilet facilities in the Common Property as designated from time to time by the Landlord and in the manner directed by the Landlord but such use is in common with the Landlord and all other persons entitled to that right.

But excepting and reserving to the Landlord the following rights:-

(i)	the right to the free and uninterrupted passage of running of utilities and other services through the Utilities Conduits in, on, through, under or over the Premises;

(ii)	the right to pass to and from the Premises;

(iii)	the right to enter the Premises, as provided in this Lease;

(iv)	the right to light, air, support, protection, shelter and all other easements and rights belonging to or enjoyed by any part of the Building; and

(v)	the right to use the Building (other than the Premises) even if this causes nuisance, damage, annoyance or inconvenience to the Tenant.

(2)	(a)	The Landlord and the Tenant agree that for the purpose of calculating Rent, Security Deposit and all other moneys payable by the Tenant and calculated with reference to the Floor Area of the Premises (which includes planter or landscaping area) as specified in item 2 of Schedule 1.

(b)	A copy of the certificate from the registered surveyor confirming the Floor Area has been provided to the Tenant prior to the dale hereof and the Tenant shall accept such certificate of the registered surveyor as final and conclusive of the Boor area of the Premises and binding on the Tenant.

(c)	The Tenant hereby acknowledges that sub-clause (b) of Clause 2(2) is not applicable where this Lease is a renewal of an existing lease.

or

(2A)	(a)	If the Floor Area has not been surveyed at the time of signing of this Lease, the Landlord and the Tenant agree that for the purpose of calculating Rent, Security Deposit and all other Please Initial moneys payable by the Tenant and calculated with reference to the Floor Area of the Premises (which includes planter or landscaping area) as specified in item 2 of Schedule 1 (“Estimated Floor Area”), subject to survey (“Estimated Floor Area”).

5
Please Initial
Landlord	Tenant

(b)	The Landlord shall, at the Landlord’s cost and expense, appoint a registered surveyor (“the Surveyor”) to carry out a survey to determine the Floor Area of the Premises. The Landlord shall provide the Tenant with a copy of the certificate from the Surveyor certifying the Surveyor’s final determination of the Floor Area of the Premises prior to the Possession Date/Commencement Date or such later dale as the Parties may agree. The Floor Area of the Premises as stated in the Surveyor’s certificate shall herein be called the “Surveyed Floor Area”. The determination of the Surveyed Floor Area by the Surveyor shall be final, conclusive and binding on the Parties.

(d)	Upon the determination of the Surveyed Floor Area by the Surveyor, there shall be an adjustment in the Base Rent, Service Charge and Security Deposit with effect from the Commencement Date, subject always to the following provisions:-

(i)	where the Surveyed Floor Area is more than the Estimated Floor Area and the difference between the Surveyed Floor Area and the Estimated Floor Area is less than or equal to 5% of the Estimated Floor Area, the Base Rent, Service Charge and Security Deposit shall be calculated based on the Surveyed Floor Area;

(ii)	where the Surveyed Floor Area is more than the Estimated Floor Area and the difference between the Surveyed Floor Area and the Estimated Floor Area is more than 5% of the Estimated Floor Area, the Base Rent, Service Charge and the Security Deposit shall be calculated based on a Floor Area which is equivalent to 105% of the Estimated Floor Area; and

(iii)	where the Surveyed Floor Area is less than the Estimated Floor Area, the Base Rent, Service Charge and Security Deposit shall be calculated based on the Surveyed Floor Area.

(c)	The Landlord and the Tenant hereby agree that the Floor Area which shall be used for the purposes of calculating the Base Rent. Service Charge and Security Deposit payable by the Tenant under this Lease pursuant to paragraph (i), (ii) or (iii) of Clause 2A(c) shall herein be called the “Agreed Floor Area”.

(f)	In addition, and without prejudice to any provisions in this Lease, if the Surveyed Floor Area is less than the Estimated Floor Area and the difference between the Surveyed Floor Area and the Estimated Floor Area is more than 10% of the Estimated Floor Area, either party may terminate this Lease by giving to the other party written notice within one (I) month after the Landlord has provided the Surveyor’s certificate to the Tenant. Upon receipt of the notice, the ‘Perm will be terminated without affecting the rights and remedies of either party against the other party of any antecedent breach of this Lease by the other party. The Landlord and the Tenant will not be liable to the other party for any loss, damage, cost, expense or compensation in connection with the termination under this Clause 2, In the event neither the Landlord nor the Tenant exercises its right to terminate this Lease, there shall be a downward adjustment of the Base Rent, Service Charge and Security Deposit based on the Surveyed Floor Area in accordance with this Clause 2A.

(g)	Any underpayment of the Base Rent, Service Charge and Security Deposit under this Lease determined by reference to the Agreed Floor Area shall be paid by the Tenant to the Landlord, free of interest, within two (2) months of the Tenant’s receipt of the Surveyor’s certificate. Any overpayment in the Base Rent, Service Charge and Security Deposit shall be applied by the Landlord towards the Rent payable by the Tenant for the subsequent months after the Tenant’s receipt of the Surveyor’s Certificate.

6
Please Initial
Landlord	Tenant

(h)	The Tenant hereby acknowledges that Clause 2(2A) is not applicable where this Lease is a renewal of an existing lease.

3.	FITTING OUT THE PREMISES (IF APPLICABLE)

(1)	Fit Out Period

(a)	If applicable, the Landlord agrees to grant to the Tenant a Fit Out Period for the Tenant to carry out the Fit Out Works.

(b)	The Fit Out Period shall be rent-free and shall commence on the Possession Date.

(c)	Notwithstanding Clause 3(l)(b), the Tenant shall pay the Landlord the Pre-Operating Service Charge for the period from the Possession Date up to the Commencement Dale.

(d)	If the Tenant completes the Fit Out Works and commences business at the Premises or use the Premises for the Permitted Use prior to the expiry of the Fit Out Period, then the Fit Out Period shall be deemed to have ended on the day immediately before the commencement of business or use of the Permitted Use by the Tenant. The Commencement Date of the Term as stated in item 3 of Schedule 1 shall be deemed to have been cancelled and replaced therewith the date on which the Tenant commences business at the Premises or use the Premises for the Permitted Use (“such earlier commencement date”) and the expiry date of the Term shall be amended accordingly. The Tenant shall pay Rent in respect of the Premises from such earlier commencement date.

(e)	In the event that this Lease is, before the expiry of the Term, terminated by the Tenant for any reason whatsoever or is terminated by the Landlord in consequence of the Tenant’s breach of this Lease, then in addition to and without prejudice to any other right or remedy of the Landlord, the Tenant shall compensate and pay to the Landlord, on demand the Fit Out Compensation.

(2)	Fit Out Deposit

(a)	Before taking possession of the Premises for Fit Out Works, the Tenant shall pay to the Landlord the Fit Out Deposit as security for:-

(i)	making good any damage to the Premises and/or the Building;

(ii)	removal of all waste materials and debris arising from the Fit Out Works;

(iii)	due compliance by the Tenant of the Tenant’s obligations in relation to the Fit Out Works as set out in the Letter of Offer, this Lease and the Fit Out Requirements; and

(iv)	completion of the Fit Out Works in accordance with the approved design.

(b)	If the Tenant causes any damage to the Premises and/or the Building, or fails to remove all waste materials and debris arising from the Fit Out Works, or fails to comply with the terms of the Letter of Offer, this Lease and the Fit Out Requirements or fails to complete the Fit Out works in accordance with the approved design, the Landlord may rectify the non-compliance, and have recourse to the Fit Out Deposit to pay for or recover the cost of rectification.

(c)	If the Fit Out Deposit is insufficient to cover the cost of rectification by the Landlord, the tenant shall pay to the Landlord on demand, all expenses so incurred by the Landlord shall be recoverable from the Tenant as if it were rent in arrears.

(d)	On completion of the Fit Out works to the reasonable satisfaction of the Landlord, the Fit Out Deposit less any deductions by the Landlord shall be repaid to the Tenant without interest.

7
Please Initial
Landlord	Tenant

(3)	Fit Out Works

For the purpose of the Fit Out Works:-

(a)	until the commencement dale of the Term, the use and occupation by the Tenant of the Premises shall be by way of licence only and shall be solely for the purpose of carrying out the Fit Out Works and shall be at the Tenant’s own risk;

(b)	before commencing the Fit Out Works, the Tenant shall submit to the Landlord lor its prior written approval all design layouts, drawings, specifications and other relevant details in relation to the Fit Out Works and upon obtaining the Landlord’s approval, the Tenant shall, al its own costs and expenses, submit to all relevant authorities for the Requisite Consents in relation to the Fit Out Works. Where necessary, submission for Requisite Consents of the Fit Out Works shall be made through the Consultant(s). The Tenant shall bear the fees of the Consultant(s) as specified in item 6 of Schedule 1;

(c)	the Tenant shall provide any other document, plan and/or drawing requested by the Landlord to allow the Landlord to decide whether or not to approve the Fit Out Works;

(d)	during the Fit Out Period, the Tenant shall effect and maintain at the Tenant’s cost and expense insurance policies covering all risks and third party liability in such form and for such value as the Landlord may require in the joint names of the Landlord and the Tenant;

(e)	the Tenant shall indemnify the Landlord for any losses or damage that may occur to the Premises or any part of the Building during the Fit Out Period arising from the Fit Out Works and/or use or occupation of the Premises by the Tenant;

(f)	the Tenant undertakes at its own costs and expenses;-

(i)	to appoint architects and other consultants (including mechanical electrical and other consultants) as well as building contractors approved by the Landlord for carrying out the Fit Out Works;

(ii)	to carry out the Fit Out Works in accordance with (1) reasonable requirements of the Landlord and/or the Consultant(s). (2) the design, layout plans, drawings, specifications, materials and any other details approved by the Landlord. (3) the Fit Out Requirements, Requisite Consents and all applicable laws, (4) good workmanlike manner in accordance with good building practice, (5) all statutes, orders and regulations made under codes of practice of the government or any competent authority relating to the Fit Out Works and/or the Premises and (6) due expedition and without unnecessary delay;

(iii)	to remove all waste and debris from the Premises and/or the Building; and

(iv)	to make good and restore to its original condition any damage to the Building caused directly or indirectly by the Tenant, its servants, agents or contractors immediately upon completion of the Fit Out Works;

(g)	the Tenant shall not have any claim whatsoever against the Landlord in respect of any act. omission, default, misconduct or negligence of any Consultant;

(h)	the Tenant shall permit the Landlord, its employees or agents at all reasonable times to enter into the Premises for the purpose of inspecting the Fit Out Works.

8
Please Initial
Landlord	Tenant

(4)	No delay in taking possession of the Premises or in carrying out and completing all or any of the Fit Out Works shall be a ground for postponing the Commencement Date or relieve in any way the Tenant from the performance and observance of covenants under this Lease and on the part of the Tenant to be performed and observed.

4.	RENT AND OTHER CHARGES

(1)	Tenant’s Liability to Pay Rent

(a)	The Tenant shall pay Rent to the Landlord under this Lease without any deduction, abatement or any set-off whatsoever and whether formally or lawfully demanded by monthly payments in advance by the first day of each month. The first payment of the Rent shall be made immediately upon the acceptance of the Letter of Offer or upon execution of this Lease (whichever is earlier). If the Commencement Date falls on a day other than the first day of a month, the Tenant shall pay to the Landlord first payment of Rent proportionately from the Commencement Date up to the last day of that month together with Rent in advance for the following month, and thereafter, all payments of Rent shall be made on the first day of each succeeding month.

(b)	The Tenant shall make payment of the Rent and any other sums payable by the Tenant to the Landlord under this Lease by GIRO to the Landlord’s Bank Account set out in item 8 of Schedule 1.

(c)	The Tenant shall bear all bank fees and service charges applicable (including administrative charges for unsuccessful GIRO deductions) and shall not deduct any fee or charge from the Rent.

(2)	Increase in Service Charge

(a)	If there is any increase in the cost and/or amount of services (attributable by the Landlord to the Premises) the Landlord may. at any lime, increase the Service Charge by issuing a Service Charge Notice,

(b)	Any increase in the Service Charge shall be payable by the Tenant with effect from the date specified in the Service Charge Notice and shall be payable until further notice.

(b)	The Service Charge Notice shall be accepted by the Tenant as conclusive and binding of the matters stated in the Service Charge Notice Provided that the Base Rent shall correspondingly be reduced such that the increase in Service Charge does not affect the Rent to be paid by the Tenant to the Landlord during the Term.

(3)	Air-conditioning Equipment

(a)	Where air-conditioning Equipment is installed by the Landlord in the Premises, the Tenant shall not install or use its own Air-conditioning Equipment or other methods of cooling unless the Tenant has obtained prior written consent from the Landlord, such consent may be withheld at the Landlord’s sole and absolute discretion.

(b)	The Tenant is responsible for and shall pay all costs and expenses in connection with the use and operation of the Air-conditioning Equipment (including electricity supply for operation of the Air-conditioning Equipment).

(c)	The Tenant shall keep the Air-conditioning Equipment in good repair and condition and regularly serviced by the local agents of the Air-conditioning Equipment at least once a month.

9
Please Initial
Landlord	Tenant

(4)	Payment of Interest

(a)	The Tenant shall on demand pay Interest on all monies due under this Lease which remain outstanding for a period of seven (7) days or more, whether such monies have been formally demanded by the Landlord or not.

(b)	Interest shall be calculated on a daily basis from the date monies are due and which remain outstanding until and including the date of payment of such monies in full.

(c)	The Landlord shall be entitled to recover the Interest due to the Landlord from the Tenant as if it were rent in arrears.

(d)	The Tenant shall not under any circumstance be entitled to withhold or delay or set-off any payment of the Rent or any monies due under this Lease.

(e)	Nothing in this Clause d(4) shall in any way prejudice the rights of the Landlord in relation to the non-payment by the Tenant of Rent or any other monies including, but not limited to, the right of the Landlord to effect re-entry.

(5)	Security Deposit

(a)	The Tenant shall provide to the Landlord the Security Deposit al such time as required by the Landlord.

(b)	The Security Deposit shall be held by the Landlord as security for the due performance by the Tenant of the provisions of this Lease and as security for any claim that the Landlord may have against the Tenant in relation to the Premises during and after the expiry or earlier determination of this Lease.

(c)	Where part of the Security Deposit provided by the Tenant is by way of a demand banker’s guarantee, the banker’s guarantee shall be:-

(i)	form and substance;

(ii)	issued by a bank or financial institution;

(iii)	for a validity period

acceptable to the Landlord.

(d)	Where the Tenant fails to pay any amount which is due and payable under this Lease or where the Landlord has otherwise suffered loss or damage or incurred costs and expenses as a result of the breach of this Lease by the Tenant, the Landlord may, but is not obliged to. have recourse to the Security Deposit without notice to the Tenant, to satisfy the amount payable or the loss or damage suffered or costs and expenses incurred.

(e)	The Security Deposit shall throughout the Term be maintained at the sum specified in item 9 of Schedule 1, If any part of the Security Deposit shall be applied or deducted by the Landlord in accordance herewith, then the Tenant shall within seven (7) days of demand by the Landlord forthwith deposit with the Landlord the amount so applied or deducted, or (where any sum is claimed by the Landlord under the banker’s guarantee) furnish a fresh banker’s guarantee to the Landlord so that the Security Deposit shall always be maintained at the sum specified in item 9 of Schedule.

(f)	No part of the Security Deposit may, without the written consent of the Landlord, be used to off-set against any Rent or other monies which the Tenant owes to the Landlord,

10
Please Initial
Landlord	Tenant

(g)	Where this Lease has been lawfully terminated by the Landlord by re-entry or otherwise, the Security Deposit may. notwithstanding any other provision in this Lease, be Forfeited to the Landlord as liquidated damages in its absolute discretion and without prejudice to any other right or remedy which the Landlord may be entitled to in law and/or under this Lease.

(h)	Subject to any deductions or forfeiture made by the Landlord pursuant to this Lease (or to provision for contingencies as the Landlord deems necessary) and subject to compliance with the requirements of Clause 11, the Landlord shall refund the Tenant the Security Deposit without interest and (where applicable) return the banker’s guarantee furnished by the Tenant for cancellation after proper deductions by the Landlord within one (I) month after (he expiry or sooner determination of the Term or within one (I) month from the yielding up of the Premises properly reinstated in accordance with the terms of this Lease.

(i)	Nothing in this Lease shall prejudice or restrict any other right or remedy which the Landlord may be entitled to in law and/or under this Lease.

(j)	This Clause 4(5) shall survive termination or expiry of this Lease.

5.	TENANT’S COVENANTS

The Tenant hereby covenants with the Landlord as follows:-

(1)	Permitted Use and Conduct of Tenant’s Business

(a)	To use the Premises only for the Permitted Use Provided that all necessary approvals from the relevant authorities shall have first been obtained for the occupation and conduct of the Tenant’s business at the Premises (including any change of use necessary to allow the Tenant to use the Premises for the Permitted Use hereunder) and provided that the Landlord makes no warranty that the Tenant will be permitted by the relevant authorities to use the Premises for the Permitted Use or for the conduct of the Tenant’s business at the Premises by the relevant authorities and provided further that the Tenant shall continue to pay the Kent and other charges payable hereunder pending such licence or approval being granted.

(b)	The Tenant will not permit or suffer the use of the Premises or any parL thereof for any residential purposes whether temporary or permanent.

(c)	Not to use exercise or carry on or permit or suffer to be used, exercised or carried on in or upon the Premises or any pail thereof any noisome or offensive art, trade, business, occupation or calling. The Tenant shall not use or permit the Premises to be used for any illegal or immoral purpose.

(d)	The Landlord may permit other third parties to carry on businesses in the Building which arc similar to the Tenant’s business, and/or to market, promote or sell goods or services similar to those sold or provided by the Tenant. For the avoidance of doubt, nothing herein provides the Tenant exclusivity in the Tenant’s business or goods or services sold or provided by the Tenant.

(2)	To Obtain All Licences Permits and Registrations

To obtain and maintain at the Tenant’s expense all approvals, licences, permits and registrations necessary for the conduct of its business at the Premises, Permitted Use and occupation of the Premises and to ensure the terms and conditions of such approvals, licences and permits are strictly adhered to, The Tenant shall indemnify the Landlord against any consequences or proceedings arising from the Tenant’s default in complying with the provisions of this sub-clause.

11
Please Initial
Landlord	Tenant

(3)	Taxes

(a)	To pay and/or reimburse (he Landlord for all applicable Taxes and in this respect it is hereby agreed that the Kent and all other sums payable by the Tenant under this Lease are exclusive of any applicable Taxes.

(b)	To pay on the Landlord’s demand any increase in property tax during the Term, whether such increase is due to an increase in the annual value of the Premises and/or an increase in the property tax. rale.

(4)	Utilities and Telecommunications

(a)	To bear all charges and taxes in respect of all utilities, telecommunication facilities and other services supplied to and consumed at the Premises and separately metered (even during Fit Out Period where applicable) including any transportation and transmission charges for the supply and installation and hire charges for any equipment or appliances supplied to the Tenant in respect of such supply. Any costs in connection with the opening of account and/or upgrading of utilities, telecommunication facilities and other services to the Premises (including the installation of separate meters to measure the consumption of utilities, telecommunication facilities and other services supplied to the Premises.

(b)	Without affecting Clause 5(4)(a) above, the Landlord may, at its absolute discretion and on behalf of the tenants of the Building, arrange for the purchase of bulk utilities for the Building from a utilities supplier, in which case, the Tenant must accept the Landlord’s choice of utilities supplier and sign all relevant agreements, consents and/or authorization forms as may be required by the Landlord for the purpose. The Landlord shall charge the Tenant (he total costs for the supply of utilities attributable to the Premises and administrative costs for the administration of the bulk electricity purchase arrangement. If at any time thereafter, the Landlord’s arrangement for the purchase of bulk utilities for the Building is terminated for any reason whatsoever, the Tenant must arrange for and procure its own supply of utilities to the Premises, subject to the Landlord’s approval. In such event, the Tenant shall bear all expenses relating to the supply of utilities to the Premises in the manner under Clause 5(4)(a).

(5)	Prohibition against Carrying Out Any Partitions. Alterations, Additions etc.

(a)	Not to carry out or suffer to be carried out or permit any partitions, alterations or additions to or affecting the entrances, structure, exterior of the Premises, the party walls between the Premises and adjoining premises or the appearance of the Premises as seen from the exterior or other works whatsoever to or on the Premises or cause any structure (whether permanent or temporary) to be erected or constructed or permit the same to be erected or constructed within the Premises (“Alteration Works”) without first having obtained the written consent of the Landlord and all other relevant authorities.

(b)	Where Alterations Works of the Tenant have been approved by the Landlord and such other competent authorities, the Tenant shall carry out and complete all the Alteration Works in accordance with plans and drawings approved by the competent authorities and the Landlord in good and workmanlike manner in compliance with all planning and other approvals of the competent authorities and the requirements of the Landlord.

(6)	Prohibition against Overloading Installations

(a)	Not io install or fix television antenna additional power points cabling for lighting or power water or gas piping or alter the electrical and wiring systems and piping without the prior consent in writing of the Landlord having been first obtained and upon such consent being given not to carry out the same without the prior written approval of the relevant authorities.

12
Please Initial
Landlord	Tenant

(c)	Not to increase, supplement. decrease, modify, replace or interfere with any existing electrical design load, wiring, apparatus, fixtures or fittings or any lire alarm fixtures or fittings in or about the Premises without the consent in writing of the Landlord and the relevant public and local authorities having been first obtained PROVIDED THAT all such work shall be carried out by a licensed electrical contractor or competent person as approved by the Landlord to be employed by the Tenant at the cost and expense of the Tenant AND PROVIDED FURTHER THAT prior to the commencement of any such electrical or fire alarm installation, replacement, modification or other work, the Tenant shall submit to the Landlord and the relevant authorities lor its approval such necessary plans as may be specified by the Landlord and the relevant authorities.

(d)	Not to overload the lifts, electrical installation, pipes, cables, wires, water system, air-conditioning, mechanical ventilation and other facilities and services of the Building.

(7)	Floor Loading

(a)	Not to load any part of the floors of the Premises or the Building to a weight greater than the Maximum Floor Load or such other weight as may be prescribed by the Landlord from time to time.

(b)	The Tenant shall comply with the directions of the Landlord on the routing, installation, distribution of the load.

(c)	The Tenant shall make good any damage to the Premises and/or the Building caused by the bringing in of such load.

(d)	The decision of the Landlord or their consultants is final and binding on the Tenant,

(8)	Prohibition against Signs/Touting

(a)	Not to install, display or affix any lighting, signs, embellishments, advertisements, names, notices, banners, plumbing, fixture, shade, awning canopy, aerial, flagpole or other projection or decoration at or visible from the exterior of the Premises without the prior written consent of the Landlord and the relevant authorities.

(b)	Not to lout advertise canvass peddle or solicit business or distribute handbills or other written materials or advertising materials through its servants, agents or freelance touts in or around the Premises and/or the public areas or vicinity of the Building. In particular, not to permit or suffer any third party to use or occupy the shop front or frontage areas of the Premises.

(c)	Not to use any advertising or other media objectionable to the Landlord and the relevant authorities or other tenants such as loudspeakers, phonographs or radio broadcasts that can be heard outside the Premises.

(9)	Prohibition against Assignment and Subletting the Premises

(a)	Not to transfer, assign, mortgage, charge, licence, sublet, part with or share possession of or otherwise deal with or grant to third parties any rights over the Premises or any part thereof or share or permit the occupation, use or possession of all or pail of the Premises or encumber the tenancy of the Demised Premised or part thereof without the prior written consent of the Landlord.

(b)	A consent granted by the Landlord shall not constitute a waiver of the requirement for the Landlord’s consent to any subsequent transfer, assignment, subletting, dealing, disposition, licensing, grant or sharing of possession, mortgage or encumbrance of the tenancy herein or the Premises or any part thereof.

13
Please Initial
Landlord	Tenant

(c)	In this sub-clause, any reconstruction, reorganization, amalgamation, takeover or change in any of the shareholders or partners of the Tenant or any scheme of arrangement or compromise or any other scheme affecting the existing control, constitution or structure or majority shareholding of the Tenant shall be deemed to be an assignment, transfer, dealing or disposition within the meaning of this sub-clause requiring the prior written consent of the Landlord.

(10)	Prohibition against Obnoxious and Dangerous Substances

(a)	Not to use, load, unload, keep, or suffer to be loaded, unloaded, used or stored in the Premises or any part thereof any liquids, goods, materials, hazardous chemicals or things of an offensive or explosive or a dangerous, corrosive, toxic or highly in flammable nature or the keeping of which may contravene any local laws or regulations or bye-laws and to keep the Landlord indemnified against all loss, damages, claims, costs, expenses, actions and proceedings in connection with the loading, unloading, use or storage of such goods, materials and things.

(b)	Not to do or suffer to be done upon the Premises or any part thereof anything which may cause any air or water pollution, noise or smell, vibration or tremor or pose any hazard or danger that may affect occupants or users of the Building.

(11)	Maintenance. Repair and Keep the Premises Clean

(a)	To maintain the Premises and all its contents, integral parts and accessories in clean and good state of tenantable repair and condition including all the Landlord’s fittings (including but not limited to the electrical and lighting systems, sanitary and plumbing installations, sprinklers, sewerage and drainage systems and security and air-conditioning systems).

(b)	To cause the Premises to be cleaned in a proper and workmanlike manner and during the whole of the Term to be kept clean and free from dirt and rubbish and the Tenant shall store and keep all waste trash and garbage in proper receptacles and arrange for the regular removal thereof from the Premises to such proper receptacles in the Building and subject to any arrangements which may be agreed with the Landlord.

(c)	To keep all taps pipes drains basins sinks water closets cisterns wires fittings apparatus and Utilities Conduits within or serving the Premises clean and unblocked and free of rodents, insects, pests, birds and animals and shall install clean and maintain proper filters, grease traps and exhaust as may be required by the Landlord. If required by the Landlord, the Tenant shall employ pest exterminators approved by the Landlord from time to time or periodically at its own cost and expenses.

(d)	Al its own cost, to install strainers of a brand acceptable to the Landlord to all floor traps and floor wastes within the Premises and engage a competent service provider to conduct monthly flushing of the waste pipes within the Premises, or more frequently, where necessary, to keep the waste pipes clean and unblocked. The Tenant shall submit to the Landlord a copy of the service chit within seven (7) days from the date of completion of the monthly flushing.

(e)	To arrange at the Tenant’s own expense for all bulky waste or debris, including but not limited to packing crates, furniture and machinery, to be removed off site immediately and the disposal of the same in accordance with the requirements of the Landlord and/or statutory or regulatory bodies;

(f)	To make good to the satisfaction of the Landlord any breakage defect or damage to the Premises, the Landlord’s fixtures and fittings, the Common Property or to any other parts of the Building or to any adjoining premises or any facility or appurtenances thereof occasioned by want of care misuse or abuse on the part of the Tenant or the Tenant’s occupiers, agents, contractors or sub-contractors or other persons claiming through or under the Tenant or otherwise occasioned by any breach or default of the Tenant hereunder.

14
Please Initial
Landlord	Tenant

(12)	Landlord’s Right to Inspect/Efoter for Repairs.

(a)	The Landlord and/or its agents may at all reasonable times upon giving to the Tenant reasonable notice (except in case of emergency when no notice shall be required) enter upon the Premises and view the state of repair thereof and may serve upon the Tenant a notice in writing of any defect the repair of which the Tenant may be responsible hereunder requiring the Tenant within a reasonable time to repair the same (including to clean, repair, remove or replace anything associated with the Utilities Conduits) and in default of the Tenant so doing it shall be lawful for the Landlord to execute the required repairs and for that purpose the Landlord, its architects, contractors workmen and agents may enter upon the whole or part of the Premises and there remain for the purpose of doing erecting or effecting any such work or thing and the expenses and costs of carrying out such work or thing shall be payable by the Tenant to the Landlord on demand.

(b)	it shall be lawful for workmen or agents of the Landlord to enter into the Premises to carry out any construction, maintenance, repairs, alterations or additions or other works to any part of the Building, including any pipe running through, under or above the Premises or any redevelopment of or in connection with the remainder of the Building, the land on which the Building is situated or any neighbouring land or premises (including the right to build onto or in prolongation of any boundary wall of the Premises) without payment of compensation for any nuisance, annoyance, inconvenience or damage caused to the Tenant subject to the Landlord (or other person so entering) exercising such right in a reasonable manner.

(13)	Safety

(a)	Not to obstruct, cause or permit any form of obstruction of any tire fighting installations and equipment or the means of escape from the Premises nor to lock any fire doors while the Premises are occupied but at all times to provide sufficient access and passageways thereto. At its own cost and expense, to maintain and keep all fire-fighting installations and equipment at the Premises (including the fire alarm system, bose-reels and valves) operational and in good and proper working order at all times.

(b)	Not to use any electrical heating or other devices which may interfere with the lighting, power, or other electrical or mechanical system in the Premises.

(c)	To cooperate with the Landlord to establish a fire-safe environment for all users of the Building and without the Landlord being liable for inconvenience, loss, damage, compensation, cost or expenses whatsoever. For this purpose, the Tenant shall participate in fire drills, attend fire safety awareness talks, practise the use of fire extinguishers and participate in any other activities deemed necessary by the Landlord or as directed by the relevant government authorities from time to time.

(14)	Insurance

To keep the Premises (including all internal partitions, fixtures and fittings, equipment of the Landlord) insured with an insurer acceptable to the Landlord against:-

(a)	any loss or damage arising from fire, storm, tempest, flood, lightning, explosion, aircraft, articles dropped therefrom, riot or civil commotion, malicious damage, terrorism, impact, any catastrophic event, subsidence, bursting, overloading of pipes, construction of any rapid transit system or any Act of God, for the full amount of the cost from time to time of completely rebuilding or replacing the Premises as new in (he event of destruction;

15
Please Initial
Landlord	Tenant

(b)	breakdown or breakage or loss or damage of or to any equipment, furnishing, fixtures, lightings, chattels, plate glass, glass panels (including windows, glass doors and facade walls) or anything whatsoever in or about the Premises for an amount acceptable to the Landlord;

(c)	loss or damage caused to (he Premises and/or the Landlord’s fixtures and fittings (whether due to accident or damage or caused by leakage of the sprinkler system or otherwise), for an amount acceptable to the Landlord;

(d)	liability to the public or third parties of not less than amount stated in item 12 of Schedule 1 per incident or such higher amount as may from time to lime specified by the Landlord.

The Tenant shall;-

(a)	indicate that (he Landlord is a co-insured and have it noted on the Tenant’s policies of insurance;

(b)	provide the Landlord with copy(s) of the insurance policies (or other evidence or the conditions of insurance) and at the request of the Landlord, to furnish receipt(s) for the payment of the insurance premium or other evidence of renewal and up-to-date details of the amount of cover as and when requested by the Landlord;

(c)	promptly notify the Landlord in writing of any changes in its insurance cover or of the terms on which cover has been effected, provided always that any changes shall only be effected with the prior written consent of the Landlord.

The public liability policy shall:-

(a)	include a provision for waiver of subrogation against the Landlord;

(b)	include a provision to the effect that the liability of the insurer to pay under such policy should not be vitiated by the act, default, omission or negligence of any party to such policy;

(c)	cover against claims for personal injury, death or property damage or loss arising out of all operations of the Tenant in or from the Premises in an amount not less than the amount stated in item 13 of Schedule 1 per incident or unlimited at any one period of time, or such higher amount or amounts as may from time to time be specified by the Landlord in respect of any one (1) occurrence;

(d)	be extended to include the Tenant’s legal liability for loss of or damage io the Premises (including fixtures and fittings therein) and in this regard, the Tenant shall ensure that the relevant exclusion in the said public liability policy relating to the property in the care, custody or control of the Tenant or any servant of the Tenant be deleted entirely; and

(e)	cover against breakage of all plate glass/glass panels in and around the boundary of the Premises, including but not limited to any windows, glass doors and facade walls.

Following occurrence of damage to or destruction of the Premises, the Tenant shall diligently apply, or to procure the application of, the proceeds of insurance covering reinstatement and rebuilding costs for those purposes and will make good any deficiency in the proceeds of the insurance out of its own resources.

The Tenant will not at any time during the Term do or permit or suffer to be done any act matter or thing upon the Premises whereby any insurances in respect thereof may be vitiated or rendered void or voidable.

The Tenant shall not bring into the Premises or do or suffer to be done or allow any act matter or thing upon the Premises or keep anything therein which may directly or indirectly

16
Please Initial
Landlord	Tenant

(a)	increase the premium of any insurance on the Premises or any part (hereof or any property therein. The Tenant shall indemnify the Landlord against any additional premium which the Landlord is liable to pay by reason of any act neglect or default of the Tenant for effecting or keeping up any such insurance;

(b)	vitiate or render void or voidable or be contrary to the terms of any insurance policy in respect of the Premises or any part thereof or any property therein; or

(c)	be contrary to the regulations of any public authority or the provision of any statute.

(15)	Danger Nuisance Annoyance and Interference

(a)	Not to do or suffer to be done upon the Premises or any pail of the Building which is or may, or which in the opinion of the Landlord, is or may at any time be or become a danger, nuisance or an annoyance to or interference with the operations or business or the enjoyment, quiet or comfort of the occupants or guests in the adjoining premises and/or Building and to indemnify the Landlord in relation thereto PROVIDED THAT the Landlord shall not be responsible to the Tenant for any loss, damage or inconvenience as a result of danger, nuisance, annoyance or any interference whatsoever caused by the occupants or guests in the Building.

(b)	Not to erect or suffer to be carried out any construction of chimneys or ducts of any kind whatsoever in or any part of the Building for the purpose of discharging smoke gas fume or other substance connected directly or indirectly with the Tenant’s operation or business.

(c)	To take all necessary steps to control and preserve order with regard to its/his customers/guests /visitors/employees/independent contractors/invitees within the Premises and also adopt such measures as may be necessary to abate noise vibration interference or disturbance whatsoever which may be transmitted out of the Premises.

(d)	Not lo load or unload or permit the placing or parking of bicycles, motor cycles, scooters, trolleys and other wheeled vehicles and/or the stocking or storage or littering of goods or things in the Common Property including without limitation, the travelators, passenger lifts, escalators, corridors, passageways, pavements, entrances, exits, driveways and car parking areas, and the Tenant shall keep all such internal and external parts of the Building clear and free of all obstruction at all times.

(e)	Not to throw, place or allow to fall or cause or permit lo be thrown or placed in the lift shafts (if any) or other conveniences in the Building any sweepings, rubbish, waste paper or other similar materials, and the Tenant shall on demand pay to the Landlord the costs of repairing any damage to such lift shafts, or other conveniences arising therefrom.

(16)	Odour

Not to cause or permit any offensive or unusual odours to be produced upon permeate through or emanate from the Premises.

(17)	Compliance with Statutes/Regulations/Building Rules/Covenants

(a)	To comply with all statutes, orders, regulations or by-laws present or future affecting or relating to the Tenant’s business and/or the Permitted Use and with all requirements which may be made under any present or future Act of Parliament or notices or orders which may be given by any governmental or competent authority having jurisdiction or authority in respect of the premises or the user thereof and will keep the Landlord fully indemnified in respect of all such matters referred to in this sub-clause.

(b)	To observe and comply with the duties of an occupier specified in the Building Rules made by the Landlord from lime to lime.

17
Please Initial
Landlord	Tenant

(c)	Not to do or permit or suffer any act which may amount to a breach or non-observance of any of the terms or covenants in the Head Lease.

(d)	To notify the Landlord immediately upon receipt of any notice from the Government or any competent authority with respect to the Premises.

(e)	At all times during the Term,, to observe the covenants set out in Schedule 3. Where the Permitted Use is as restaurant, kiosk or food outlet, to at all times during the Term observe the covenants set out in Schedules 3 and 4.

(18)	Infectious Diseases

Forthwith to give notice to the Landlord should any infections or illness transpire in or about the Premises and to thoroughly fumigate and disinfect the Premises at its own expense and to the satisfaction of the relevant government health authorities,

(19)	Compliance with Immigration Laws and Laws on Employment of Foreign Workers

Not to use, permit or suffer the Premises to be kept or used as a place of shelter for or premises for employment of any person in contravention of the Immigration Act (Cap 133) or Employment of Foreign Manpower Act (Cap 91 A) and any other laws regulations statutory modification or reenactment thereof for the time being in force and to indemnify the Landlord against all costs, claims, liabilities, fines or expenses whatsoever which may be incurred or made against the Landlord by reason of any non-compliance thereof. In the event of any breach hereof, the Landlord shall be at liberty forthwith to exercise its rights io terminate this Lease.

(20)	Indemnity

(a)	To indemnify and keep the Landlord fully indemnified from and against all claims, demands, writs, summons, actions, suits, proceedings, judgments, orders, decrees, damages, costs, losses and expenses of any nature whatsoever which the Landlord may suffer or incur in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in. upon or at the Premises or use of the Premises or any part thereof or the breach of any of the obligations herein by the Tenant or by any of the Tenant’s agents, employees, contractors, visitors, subtenants, concessionaires and licensees; and

(b)	To indemnify and keep the Landlord fully indemnified from and against all loss and damage to the Premises, the Building and to all properly therein caused whether directly or indirectly by the Tenant or the Tenant’s agents, employees, contractors and visitors and in particular but without limiting the generality of the foregoing caused whether directly or indirectly by the use or misuse, waste or abuse of water, fire or electricity or faulty fittings or fixtures of the Tenant.

(21)	Notices to Let

Within six (6) months before the expiry or earlier termination of the Term (unless renewed):

(a)	to permit the Landlord to fix upon the Premises a sign for re-letting the Premises; and

(b)	to permit all persons authorized by the Landlord to view without interruption the Premises at reasonable hours in connection with such re-letting.

(22)	Car Parks

(a)	The Landlord may prohibit the Tenant from parking in any part of the Building.

18
Please Initial
Landlord	Tenant

(b)	The Tenant must pay car pack charges levied by the Landlord for the use of designated parking areas. The car park charges are subject to revision by the Landlord.

6.	LANDLORD’S COVENANTS

The Landlord hereby agrees with the Tenant as follows:-

(a)	that the Tenant duly paying the Rent. Service Charge and other sums hereby reserved and observing and performing the provisions and stipulations on the Tenant’s part hereinbefore contained shall hold and enjoy the Premises during the Term without any disturbance by the Landlord or any person lawfully claiming under or in trust for the Landlord save as specifically provided herein; and

(b)	to pay property lax and other outgoings levied or charged upon the Premises other than those covenanted to be paid by the Tenant.

7.	LANDLORD’S RIGHTS WITH RESPECT TO THE BUILDING

(1)	Power to Deal with Building

(a)	The Landlord may at any lime carryout Redevelopment Works (including the right to erect or remove kiosks, signs, seats, fixtures, fittings, machinery and other structures) or change the layout, the furnishes, design or use of the Building or the Common Property or any part thereof) or divide or combine any shops or premises with any part of the Building, The Landlord may do so as long as access to and from the Premises are given (even if such may be temporarily restricted). The Tenant shall not rescind or terminate this Lease or have any claim against the Landlord for any compensation, cost, expense or loss arising from or in connection with such works nor any right to withhold payment of any monies due to the Landlord as a result of such works.

(b)	The Landlord shall have the absolute and unfettered discretion at any time and from time to time to make, add or amend the Building Rules. All such rules so made by the Landlord shall bind the Tenant.

(c)	The Landlord may at any time without notice, change the name or number by which the Building is known and the Tenant shall not be entitled to make and shall not rescind or terminate this Lease or make any claim or compensation for any costs, loss, expense or damages suffered by the Tenant as a result of such change in name. The Tenant shall not. without the prior written consent of the Landlord (i) use the name of the Building as part of its trade or business name or (ii) use a name, trademark or service mark which includes the name of the Building or any derivative name sounding similar thereto for any purpose whatsoever or (iii) use any picture or likeness of the Building or of the Premises in its logo, trade mark or other mark, sign or emblem whether for the purpose of its trade or otherwise.

(d)	Nothing in this Lease shall confer on the Tenant any right to enforce any covenant or agreement relating to other parts of the Building demised, licensed or granted for use and enjoyment by the Landlord to others, or limit or affect the right of the Landlord to deal with such other parts of the Building and to impose and vary the terms and conditions in respect of such dealings in any manner as the Landlord may think fit.

(2)	Termination Right in Event of Redevelopment Works

This Clause 7(2) is applicable if the Landlord has informed the Tenant prior to signing of this Lease that the Landlord requires Termination Right for Redevelopment Works.

(a)	If the Landlord intends to carry out substantial Redevelopment Works (including Tenancy Mix Realignment in the Building) and requires vacant possession of the Premises in order to carry out such Redevelopment Works, the Landlord shall be entitled to terminate this Lease by giving to the Tenant six (6) months’ notice in writing (“Landlord’s Termination Notice” subject to Clause 7(2)(b) below. For the avoidance of doubt, the Landlord shall not be entitled to terminate this Lease purely for the purposes of Tenancy Mix Realignment without carrying out any Redevelopment Works or if the Landlord is able to carry out such Redevelopment Works without requiring vacant possession of the Premises.

19
Please Initial
Landlord	Tenant

(b)	In the event that Redevelopment Works are required to be carried out by the Landlord pursuant to any prevailing laws, orders, directions, by-laws, codes, rules, regulations, notices or requirements of the authorities (“Requirements”) and the time period given to the Landlord to comply with such Requirements is of such duration that the Landlord is unable to give the Tenant the requisite six (6) months’ notice in writing, the Landlord shall, as soon as practicable, after the Landlord is aware of such Requirements, give the Tenant such shorter notice in writing as may be required to enable the Landlord to comply with the Requirements.

(c)	If this Lease is pre-terminated by the Landlord during the Term by reason of Redevelopment Works, the Landlord shall pay the Tenant a compensation sum calculated based on the Agreed Declared Value (as defined below) of the Tenant’s Fit Out Capex Works (as defined below) less depreciation on such Agreed Declared Value amortised on a straight line basis across the entire period of the Term.

(d)	No compensation is payable by the Landlord to the Tenant if this Lease is a renewal of the Tenant’s lease of the Premises unless prior to the Landlord’s and the Tenant’s entry into this Lease, the Landlord and the Tenant had in good faith, acting reasonably agreed on the items to be included as part of the Tenant’s Renewal Capex Works (as defined below) and the estimated value of such Tenant’s Renewal Capex Works for the purpose of computation of Agreed Declared Value. If the Tenant has carried out the Tenant’s Renewal Capex Works and the Term herein is pre-terminated by the Landlord by reason of Redevelopment Works, the Landlord shall pay the Tenant a compensation sum calculated based on the Agreed Declared Value of the Tenant’s Renewal Capex Works less the depreciation on such Agreed Declared Value amortised on a straight line basis across the entire period of the Term.

(e)	For the purpose of this Clause 7(2):

(i)	“Agreed Declared Value” refers to the lower of:

(1)	the estimated value of the Tenant’s Capex Works as stated in item 6 of Schedule 1 as discussed before signing of the Lease; and

(2)	the actual value of the Tenant’s Capex Works as declared or to be declared by the Tenant to the Landlord in writing not later than 3 months after completion of the Tenant’s Capex Works together with copies of all third party invoices for verification and validation by the Landlord.

(ii)	“Tenant’s Capex Works” refers to:

(1)	(in respect of the Term) capital expenditure works (including external design fees but excluding salvageable items) carried out by the Tenant during the Fit Out Period in order to Fit Out the Premises (“Tenant’s Fit Out Capex Works”

(2)	(in respect of any renewal term) capital expenditure works including external design fees but excluding salvageable items) carried out by the Tenant at the time of renewal in order to repair, improve, upgrade or refresh the Premises (“Tenant’s Renewal Capex Works”).

20
Please Initial
Landlord	Tenant

For the avoidance of doubt, Tenant’s Capex Works shall not include any tenant- initiated capital expenditure works carried out by the Tenant in its sole discretion during the Term or any renewal term(s) if such works are not agreed to by the Landlord and the Tenant to form part of the Tenant’s Capex Works for the purpose of computing the Agreed Declared Value.

(iii)	In respect of any item which has been agreed between the Landlord and the Tenant to be a “non-salvageable item” and included as part of the Tenant’s Capex Works, and its value was taken into account for the purpose of the computation of the Agreed Declared Value, in the event such item is subsequently salvaged by the Tenant when removing its items and vacating the Premises pursuant to Clause 7(2)(g) below, the Landlord shall be entitled to deduct the value of any such item from the Agreed Declared Value for the purpose of computing the compensation sum under Clause 7(2)(c) or Clause 7(2)(d) above.

(f)	Not later than three (3) months after completion of the Tenant’s Capex Works, the Tenant must declare the value of the Tenant’s Capex Works actually incurred by the Tenant to the Landlord in writing together with copies of all third-party invoices for verification and validation by the Landlord.

(g)	Upon the expiry of the Landlord’s Termination Notice, the Term shall absolutely cease and determine but without prejudice to the rights and remedies of either party against the other party in respect of any antecedent breach of this Lease by the other party and the Tenant must remove the Tenant’s signs, moveable items, furniture and belongings from the Premises and shall deliver vacant possession of the Premises and the Landlord’s installations in a clean state and in a condition which does not pose any threat to health, safety and the environment. The Tenant shall make good any damage caused to the Building resulting from such removal. The Landlord shall refund the Tenant the Security’ Deposit without interest in accordance with the provisions of Clause 4(5) and return the banker’s guarantee(s) furnished by the Tenant for cancellation, after proper deductions by the Landlord in accordance with the provisions of this Lease.

(h)	The Tenant hereby agrees that save for the compensation sum under Clause 7(2)(c) or Clause 7(2)(d) (as the case may be) and the refund of the Security Deposit in accordance with Clause 4(5), the Tenant shall have no further claims against the Landlord arising out of or in connection with the termination of this lease pursuant to this Clause 7(2),

(i)	The provisions of this Clause 7(2) shall continue to apply notwithstanding the earlier termination of this Lease.

(3)	Closures in Building and Common Property

(a)	The Landlord shall be entitled at its/their discretion to close or restrict or prevent the access through the Common Property, outer doors, car parks, entrances, exits or any part(s) of the Building.

(b)	The Landlord may in the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord’s opinion, prevent access to the Building during the Term and for so long and in such manner as the Landlord deem(s) necessary including the closure of all doors and entrances of the Building.

8.	EXEMPTIONS AND EXCLUSIONS

(1)	Exclusion of Liability

To the fullest extent permitted by law, notwithstanding anything contained in this Lease, the Landlord shall not be liable to the Tenant or to others nor shall the Tenant or any other person have any claim against the Landlord whether in contract, tort, under statute or otherwise for any costs, losses, expenses or damages of any nature whatsoever (including but not limited to indirect, consequential and special losses) suffered by the Tenant in connection with or as a result of:-

21
Please Initial
Landlord	Tenant

(a)	any interruption in the services in the Building by reason of necessary repair or maintenance of any Utilities Conduit, installation, apparatus, plant, machinery, equipment or facility in or serving the Building or any part of the Building or damage thereto or destruction of the whole of any part of the Building, or mechanical or electrical breakdown, failure or other defects or breakdown of any apparatus, plant, machinery, equipment or facility in or serving the Building or the Premises, any circumstances beyond the Landlord’s control (including but not limited to fire, flood, act of God, force majeure, escape of water, riot, civil commotion, curfew, emergency, labour dispute, shortage of manpower, fuel, materials, electricity or water); or

(b)	any loss damage or injury arising out of the leakage or defect of the Utilities Conduits including but not limited to piping wiring or sprinkler system in the Building and/or structure of the Building or any defect or want of repair of the Building or any installations fire fighting safety devices or arising from any other cause whatsoever; or

(c)	any act, omission, default, misconduct or negligence of any attendant or other employee, independent contractor or agent of the Landlord in or about the performance or purported performance of any duty or service in or about the Building; or

(d)	any breach of the Building Rules made by the Landlord by other persons or tenants in the Building or the servant or employee, independent contractor or agent of the Landlord; or

(e)	any damage, injury or loss arising from or In connection with the use of the car parks in the Building; or

(f)	any loss of or damage to property or injury to life whatsoever resulting from whatever cause that the Tenant its/his guests servants invitees and visitors (including tradesmen) patrons and customers may sustain or suffer in the Premises; or

(g)	any undertaking or agreement relating to the other premises in the Building licensed demised or granted for use and enjoyment by the Landlord; or

(h)	any act or omission which the Landlord is entitled to or may do or not do under any provision of this Lease.

(2)	Liability for Personal Injury and Property Damage

To the fullest extent permitted by law, the Landlord shall not be responsible or liable for any cost, loss, expense or damage suffered or incurred by the Tenant or the Tenant’s employees, independent contractors, agents, invitees, licensees nor to any other persons for any:-

(a)	accident, happening, injury or death suffered in the Premises or the Building; or

(b)	damage to or loss of any goods or property sustained in the Premises or the Building;

unless it is caused by the Landlord’s gross negligence or wilful default in maintaining the Building. The provisions of this Clause 8(2) shall apply for a case of negligence as well as to any other cause(s) howsoever arising.

8.	TENANT’S DEFAULT

(1)	If the Tenant defaults in any obligation to pay money, or to take any action under this Lease, the Landlord may, but is under no obligation to:-

(a)	make the payment of money and recover the amount as if it was rent in arrears; and

22
Please Initial
Landlord	Tenant

(b)	take such action and for that purpose enter upon the whole or any part of the Premises to remedy the Tenant’s default.

(2)	Any expenses incurred by the Landlord in exercising a right under this Clause 9 shall be paid by the Tenant on demand, or otherwise be recoverable as if they were rent in arrears.

(3)	Nothing in this Clause 9 shall prejudice or restrict any other right or remedy which the Landlord may be entitled to in law, and/or under this Lease as a result of the default of the Tenant.

10.	TERMINATION

(1)	If, at any time during the Term:-

(a)	the whole or any part of the Rent, the Service Charge or any moneys payable by the Tenant under this Lease is in arrears for seven (7) days or more (whether or not payment has been formally demanded by the Landlord);

(b)	the Tenant is in breach of any of the covenants of this Lease required to be performed or observed by the Tenant or where the breach is capable of remedy and the Landlord has served notice on the Tenant specifying the breach and the Tenant has failed to remedy the breach within the period specified in the Landlord’s notice;

(c)	any distress or execution is levied on the Tenant’s goods;

(d)	an Insolvency Event occurs in relation to the Tenant;

(e)	the Tenant, the business operated by the Tenant in the Premises or the trade name used by the Tenant is blacklisted by the Singapore Tourism Board or any Government authority or other professional bodies;

(1)	if the name of the Tenant or the Tenant’s business is struck off the register of the Accounting and Corporate Regulatory Authority and not restored on the register within seven (7) days;

it shall be lawful for the Landlord or any person or persons duly authorized by the Landlord for that purpose to re-enter the Premises (or any part thereof in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and to repossess and re-occupy the Premises whereupon the Term hereby created and this Lease shall absolutely cease and determine and the Landlord shall have the absolute right to forfeit and retain for its own benefit the Security Deposit. For the purpose of this sub-clause, the Landlord’s re-entry may be effected by changing the locks or adding additional locks to the entrances and exits of the Premises and/or by any acts of re-entry by which the Landlord asserts repossession of the Premises, including disabling or overriding any key lock system.

(2)	Where the Landlord exercises its right of re-entry for non-payment of Rent, the Tenant acknowledges that the Landlord may, but is under no obligation to, sell any property, plant, equipment, stock-in-trade, fixtures or fittings of the Tenant on the Premises and the proceeds of sale received by the Landlord (after deduction of all costs and expenses incurred by the Landlord in effecting such sale) shall be applied towards satisfaction of the Rent and Interest due from the Tenant to the Landlord. The Tenant agrees to indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such properly belonged to the Tenant and was liable to be dealt with pursuant to this clause,

(3)	Where this Lease is terminated under this Clause 10, the Tenant is liable to the Landlord for all costs, losses, expenses and damages suffered by the Landlord consequential upon the Landlord exercising its rights of re-entry, including but not limited to:-

(a)	loss of Rent payable by the Tenant had the Term been completed; or

23
Please Initial
Landlord	Tenant

(b)	where the Premises is re-let, the difference between the Rent payable by the Tenant had the Term been completed, and the amount of rent payable by any new tenant, on the re-letting of the Premises, to the completion of the Term of this Lease; and

(c)	all costs and expenses incurred in any re-letting or attempted re-letting of the Premises.

(4)	The Landlord’s right of re-entry in this Clause 10 is without prejudice to the any other right and remedy of the Landlord in respect of any antecedent breach by the Tenant of this Lease (including the breach giving rise to the termination).

10A.	TENANT’S TERMINATION RIGHT UNDER EXCEPTIONAL CONDITIONS

(1)	This Clause 10A is applicable if the Tenant informs the Landlord prior to signing of this Lease that the Tenant requires the right to pre-terminate the Lease due to exceptional conditions.

(2)	The Tenant shall be entitled to terminate this Lease by giving to the Landlord no less than six (6) months’ notice in writing upon the occurrence of either of the following two exceptional conditions (“exceptional conditions”):

(a)	the business principal of the goods and/or services from which the Tenant has obtained the rights to sell the goods and/or provide the services which is being retailed at the Premises is insolvent (as determined in accordance with the laws of insolvency in the country where the business principal is established or incorporated); or

(b)	the Tenant loses the distributorship or franchise rights to sell the goods and/or provide the services which are being retailed at the Premises where the loss of distributorship or franchise is not due to either the non-performance or breach by the Tenant of the distributorship or franchise agreement.

(3)	The Tenant may elect to pay six (6) months’ Rent in lieu of the six (6) months’ notice period to the Landlord or shorten the six (6) months’ notice period by paying an amount equivalent to the Rent for the unfulfilled notice period, capped at six (6) months’ Rent. The six (6) months’ notice period or such shorter notice period applicable pursuant to this Clause 10A shall herein be called the “Applicable Notice Period”.

(4)	The Tenant shall pay a compensation sum equivalent to the Security Deposit Amount (“the Compensation Sum) to the Landlord for any pre-termination of this Lease by the Tenant pursuant to this Clause 10A on or prior to the expiry of the Applicable Notice Period. The Landlord shall be entitled to apply the entire Security Deposit towards the Compensation Sum on the expiry of the Applicable Notice Period and any shortfall shall be payable by the Tenant on or prior to the expiry of the Applicable Notice Period. The termination of this Lease and the payment of the Compensation Sum pursuant to this Clause 10A shall not affect any outstanding amounts owing by the Tenant to the Landlord under this Lease.

(5)	Upon the termination of this Lease pursuant to this Clause 10A, the Tenant must reinstate the Premises and yield up the Premises in accordance with Clause 11 of this Lease on the expiry of the Applicable Notice Period. For the avoidance of doubt, the Tenant must make good all damage caused to the Premises or the Building resulting from such reinstatement and yielding up,

11.	DUTIES ON EXPIRATION/DETERMINATION

(1)	Yield up Premises

At the expiration or earlier determination of the Term (unless the Term is renewed in accordance with the provisions of this Lease), the Tenant shall reinstate the Premises al the Tenant’s costs and expense in accordance with Clause 11(2) and yield up the Premises with the fixtures thereto (other than such Tenant’s trade fixtures as shall belong to the Tenant), unless required by the Landlord to be removed, in good and tenantable repair and condition to the Landlord together with the keys to the Premises (irrespective of whether or not the same have been supplied by the Landlord).

24
Please Initial
Landlord	Tenant

(2)	Reinstatement

The Tenant shall reinstate the Premises and all fixtures thereto to the satisfaction of the Landlord or the Consultant immediately prior to the expiration or earlier determination of the Term and if the Tenant shall fail to reinstate the Premises as aforesaid the Landlord may reinstate the Premises and recover from the Tenant on demand the costs of such reinstatement. For the purposes of reinstatement, the Tenant shall:-

(a)	reinstate the Premises to the satisfaction of the Landlord in accordance with this Clause 11(2), notwithstanding that the Premises may have been delivered to the Tenant in a condition other than the reinstatement condition herein at the time of taking possession of the Premises from the Landlord;

(b)	reinstate the Premises using a contractor approved by the Landlord and, if required by the Landlord, under the supervision of the Consultant. The Tenant shall pay for the cost of the contractor and all fees of the Consultant, if any;

(c)	wash the whole of the interior of the Premises (including the cleaning of all glass, doors and windows);

(d)	redecorate the Premises with two coats of good quality emulsion paint and other appropriate treatment of all internal parts of the Premises including the ceiling and floor in a good workmanlike manner using suitable and appropriate materials as the Landlord may reasonably require;

(e)	remove from the Premises all additions, improvements, fixtures and fittings installed by the Tenant and all notices, notice boards and signs bearing the name of or otherwise relating to the Tenant;

(f)	make good all damage or disfigurement caused to walls, doors, windows, floors, ceiling boards or any part of the Premises;

(g)	make good or replace damaged wires, conduits, piping, air-conditioning ducting and all other apparatus, fixtures and fittings supplied by the Landlord;

(h)	make good to the satisfaction of the Landlord all damage to the Premises and the Building resulting from the removal of the Tenant’s obligations, reinstatement or redecoration of the Premises and to leave the Premises in a clean and tidy state free of waste material and garbage.

If the Tenant fails to reinstate the Premises and/or make good any damage to the Premises in accordance with the provisions of this Clause 11(2), the Landlord may effect the same at the Tenant’s cost and expenses. The Tenant shall pay for all costs and expenses incurred by the Landlord in reinstating and/or making good any damage to the Premises and, in this respect, a certificate of the Landlord as to the amount of costs and expenses incurred shall be final and binding on the Tenant.

(3)	Damages for holding over

Until the Premises are delivered to the Landlord in the manner provided by this Clause 11 or until the completion of the reinstatement of the Premises by the Landlord and in the event of the failure of the Tenant to do so, the Tenant shall without prejudice to the rights of the Landlord in law or under this Lease, pay to the Landlord monthly Rent and such other charges payable herein calculated at double the last prevailing Rent and such other charges under this Lease or at the Landlord’s discretion, all loss and damage sustained by the Landlord by reason of the Tenant’s failure or refusal to yield up the Premises in accordance with this Lease for such holding over. There shall be no renewal of this Lease by operation of law or pursuant to the provisions of this Lease. During the period of any such holding over, all other provisions of this Lease shall be and remain in effect. No provisions herein shall be construed as the Landlord’s consent for the Tenant to hold over after the expiration or determination of the Term.

25
Please Initial
Landlord	Tenant

12-	RISK TO LIE WITH OCCUPIERS

If the Premises are or is in dangerous condition, the Tenant and the occupiers of the Premises remain in occupation at their own risk. The Landlord accepts no liability in the event of the collapse of the Premises or any structure therein and consequential injury to any person or damage to any property.

13.	DAMAGE OR DESTRUCTION OF THE PREMISES

(1)	If the whole of any part of the Premises or the Building is at any time damaged or destroyed, to such an extent that the Premises or part thereof are unfit for occupation and use, including make the Premises inaccessible, for a period of more than one (1) month, the Rent or a fair and just proportion of the Rent, according to the nature and extent of the damage sustained, shall be suspended until the Premises or the part thereof are fit for occupation and use. Any dispute concerning this sub-clause (1) shall be determined by a single arbitrator in accordance with the Arbitration Act (Cap 11).

(2)	Rent shall not be suspended and the Tenant shall not be relieved of the obligation to pay Rent where:

(a)	the damage or destruction was caused by an act or omission of the Tenant, its servants, independent contractors, agents or any permitted occupier; or

(b)	the policy or policies of insurance in relation to the Premises are vitiated or payment of the policy sums withheld or refused in whole or in part in consequence of some act, omission or default of the Tenant.

(3)	Notwithstanding any other provision in this Clause 13, the Landlord may in its absolute discretion, within ninety (90) days from the date of occurrence of the damage or destruction referred to in Clause 13(1), decided to:

(a)	repair the Premises; or

(b)	demolish and rebuild the Premises

then the Landlord may, within twenty one (21) days after making the decision, give written notice to the Tenant to terminate this Lease, in which case this Lease shall terminate and the Tenant shall (if still in occupation) vacate the Premises without compensation from the Landlord and the Landlord may immediately re-enter and take possession of the Premises.

14.	WAIVER NOT TO PREJUDICE RIGHTS OF LANDLORD

Knowledge or acquiescence by the Landlord of any breach or non-compliance by the Tenant of any of the terms, conditions or obligations contained in this Lease shall not operate or be deemed to operate as a waiver of such terms, conditions or obligations and any consent or waiver shall only be effective if given in writing. No waiver expressed or implied by the Landlord of any breach of any term, covenant or stipulation of this Lease shall be construed as a waiver of any other breach of the same or any other term, covenant or stipulation and shall not prejudice in any way the rights, powers and remedies of the Landlord herein contained. Any acceptance of Rent or other moneys shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant of any of its obligations hereunder.

26
Please Initial
Landlord	Tenant

15.	NOTICE

(1)	A notice given under this Lease must be in writing.

(2)	A notice to the Tenant is valid if:-

(a)	sent by facsimile to the facsimile number of the Tenant;

(b)	sent by electronic mail to the last known specified electronic mail address of the Tenant;

(c)	given by hand or sent by registered post to the Premises.

(3)	A notice to the Landlord shall be sent by registered post to the registered office for the time being of the Landlord or any address notified by the Landlord to the Tenant and will be deemed to have been served on the Landlord at the time of acknowledgement of receipt by the Landlord.

(4)	Any notice will be treated as served on the Tenant:

(a)	for notice by facsimile, electronic mail or given by hand) immediately on the date upon which it is sent; or

(b)	(for notice by registered post) twenty-four (24) hours after posting and in proving it, it will be sufficient to show that the envelope containing the notice was addressed, stamped and posted.

16.	REGISTRATION OF CAVEATS/SUBDIVISION

(1)	This Lease is not intended and shall not be presented by the Tenant for registration nor shall the Tenant create or lodge any caveat in respect of the Premises at the Singapore Land Authority or such other authority or otherwise obtain any registrable title by virtue of or under this Lease. The Tenant shall not be entitled to require the Landlord to subdivide the Building or any part thereof or to do any act or thing which could result in the Landlord being required to subdivide or deemed to have subdivided the building or any part thereof.

(2)	The Tenant shall indemnify the Landlord in full for any loss, damage, cost and/or expense arising from or relating to a breach or non-observance of this covenant including but not limited to legal fees and expenses incurred or suffered by the Landlord in enforcing the provisions of this clause.

17.	COSTS AND EXPENSES

(1)	Each party shall bear its own legal costs and expenses incurred in connection with the negotiation and preparation of this Lease. The Tenant shall pay the stamp duty on the Lease.

(2)	The Tenant shall pay to the Landlord (on a full indemnity basis) within seven (7) days of demand by the Landlord all legal costs and fees incurred by the Landlord and Taxes thereon in consulting solicitors and/or in enforcing any provision of this Lease.

18.	GOVERNING LAW AND JURISDICTION

(1)	The validity construction, interpretation and enforcement of this Lease and all rights, remedies powers obligations and liabilities hereunder shall be governed by the laws of the Republic of Singapore.

(2)	The Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Singapore.

19.	LANDLORD’S RIGHT TO ASSIGN

(1)	The Tenant hereby expressly acknowledges and undertakes to the Landlord that where the Landlord assigns its rights and interest in under or arising out of this Lease (including the transfer of the Deposit), the Tenant shall be deemed to have consented to such assignment and shall accept any assignee of the Landlord as its new Landlord and shall upon the request of the Landlord or the completion of such transfer/assignment forthwith release the Landlord from all its obligations under the provisions of this Lease and in particular the obligations of the Landlord in terms of Clause 6.

27
Please Initial
Landlord	Tenant

(2)	Where required by the Landlord, the Tenant shall execute a novation agreement or a deed of assignment in the form reasonably required by the Landlord consenting to the assignment or novation.

(3)	If the Landlord sells or otherwise disposes the whole Building, the Landlord shall be entitled, upon giving the Tenant three (3) months’ written notice, to require the Tenant to surrender this Lease and the Tenant shall surrender this Lease as required by the Landlord. Upon the expiry of the said three-month notice, this Lease shall be deemed to be surrendered by the Tenant without prejudice to any rights or remedies of the Landlord against the Tenant for any antecedent breach of the terms of this Lease by the Tenant and without the Landlord being liable for any inconvenience, loss, damage, compensation, cost or expense whatsoever.

20.	OPTION TO RENEW (IF APPLICABLE)

(1)	The Landlord shall, at the written request of the Tenant made not later than six (6) months before the expiration of the Term and at the Tenant’s own cost and expense, grant the Tenant a further term specified in item 4 of Schedule 1 at revised rent and revised terms and conditions to be mutually agreed by the Parties provided that there shall not at the time of such request be any existing breach or non- observance of any of the covenants on the part of the Tenant contained in this Lease.

(2)	If the words “Not Applicable” are stated in Schedule 2, then the Tenant hereby acknowledges and agrees that no option to renew is granted by the Landlord to the Tenant under this Lease.

21.	MISCELLANEOUS

(1)	A person who is not a party to this Lease shall have no right under the Contracts (Rights of Third Parties) Act (Cap. 53B) to enforce any term of this Lease.

(2)	The illegality validity or unenforceability of any provision of this Lease under the law of any jurisdiction shall not affect its legality, validity or enforceability of the provision under the law of any other jurisdiction and the legality, validity or enforceability of any other provision of this Lease. Where any clause or part of a clause in this Lease is void, invalid or unenforceable, the remaining clauses in this Lease or the remaining parts of such clause shall not be affected and will survive and to the extent required, be read reduced or varied so as to be given its intended meaning and to allow for the continued enforceability of this Lease.

(3)	The Landlord shall not be bound by any representations or promises (whether written or oral express or implied by statute, common law, custom or otherwise) with respect to the Building and its appurtenances, or in respect of the Premises, except such representations and promises expressly set out in this Lease. This Lease constitutes the entire and only agreement between the Parties in relation to the Premises and supersedes all previous correspondence, representations and promises whether written or oral made by the Landlord to the Tenant prior to the date of execution.

(4)	Notwithstanding Clause 21(3), the terms and conditions of the Letter of Offer relating to the Premises accepted by the Tenant prior to the date of this Lease shall remain in full force and effect as between the Landlord and the Tenant hereto but insofar as the obligations of the Tenant are not fulfilled and in this respect the Tenant hereby covenants to fulfill those obligations in the Letter of Offer.

(5)	This Lease may only be amended by mutual express agreement in writing.

(6)	Any rights and remedies provided for in this Lease are cumulative and in addition to any further rights or remedies which may otherwise be available to the Parties.

(7)	In the event of inconsistency between the provisions in Schedule 2 and Clauses 1 to 21, then the provisions in Schedule 2 shall prevail.

28
Please Initial
Landlord	Tenant

IN WITNESS WHEREOF the parties have executed this Lease.

Signed by the Landlord (with rubber stamp)

SIGNED by	)
For and on behalf of the Landlord	)
NSK Hotel Pte. Ltd.	)
in the presence of:-)
Name: CHOO BEE LIAN
	)	Designation: CFA, CA(Singapore)
Company Rubber Stamp: Director

Name of Witness: GERALDINE GOH
NRlCNo. 3XXXX672C

Signed by the Tenant (with rubber stamp if applicable)

Signed by	)
For and on behalf of the Tenant	)
T & T Medical Group Pte Ltd	)
in the presence of:-)		Name: DR TING CHOON MENG
Designation: MANAGING DIRECTOR
Company Rubber Stamp:

T & T MEDICAL GROUP PTE LTD 181 KITCHENER ROAD #01-14 PARKROYAL ON KITCHENER ROAD
Name of Witness: FONG LEE MEI	SINGAPORE 208533
NRIC No. S2194053D	TEL: (65) 6299 4071 FAX: (65) 6299 3826

29
Please Initial
Landlord	Tenant

SCHEDULE 1

PARTICULARS OF LEASE

1.	The Building	:	The building known as Novotel Singapore on Kitchener at 181 Kitchener Road, Singapore 208533

2.	Premises	:	181 Kitchener Road #01-01 to 03 and #01-14 to 20 Singapore 208533

	Estimated Floor Area	:	11,984.00 square feet. Clause 2(2) applies.

3.	Term	:	Five (5) years

	Commencement Date	:	1 September 2024

	Expiry Date	:	31 August 2029

4.	Option to Renew	:	Not applicable

5,	Possession Date	:	Renewal of Lease

6.	Fit Out Works	:	Not Applicable
	Fit Out Period	:	Not Applicable

	Fit Out Deposit	:	Not Applicable
	Pre-operating ServiceCharge	:	Not Applicable
	Consultant’s fees	:	Not Applicable
	Estimated value of Tenant’s Capex Works	:	Not Applicable

7.	Permitted Use	:	Solely as a medical centre to provide medical services including clinical services in family medicine and general practice, physiotherapy, pain management services, medical care in osteoporosis, muscular and skeletal abnormalities, X-ray and lab tests under the business name of “T&T Medical Centre” and as a bio-monitoring medical device centre for technology research and product development of medical devices under the business name of “HealthSTATS International”.

8.	Ist &2nd Year Rent	:	S$9.50psf per month / S$113,848.00 (excluding GST)
	Base Rent	:	S$8.50psf per month / S$101,864.00 per month (excluding GST)
	Service Charge	:	S$1.00psf per month / S$11,984.00 per month (excluding GST)

	3rd to 5th Year Rent	:	S$10.50psf per month / S$125,832.00 (excluding GST)
	Base Rent	:	S$9.50psf per month / S$113,848.00 per month (excluding GST)
	Service Charge	:	S$1.00psf per month / S$11,984.00 per month (excluding GST)

	Bank Account Account No. Bank Address	:	NSK Hotel Pte Ltd 451-300-170-8 UOB Main 80 Raffles Place UOB Plaza 1 Singapore 048624
	Bank Code Branch Code Swift Code		7375 001 UOVBSGSG

9.	Security Deposit	:	S$377,496.00

10.	Trading/Business Hours	:	10 am - 9pm

11.	Head Lease	:	State Lease 28420 and dated 2nd April 2013

12.	Public Liability Insurance	:	S$1,000,000.00

13.	Manager of Building	:	NSK Hotel Pte Ltd

14.	Special Conditions	:	This Lease shall be conditional to Tenant’s lease of additional new lease area at #01-07 est. 3,466.33sf (subject to survey). Refer to Attachment B.

30
Please Initial
Landlord	Tenant

SCHEDULE 2

AMENDMENTS AND MODIFICATIONS TO THE LEASE

Special Terms and Conditions

The Landlord and the Tenant agree to the following special terms and conditions:-

1.	The Premises shall be delivered to the Tenant on the Possession Date/Commencement Date (as applicable) on an “as is where is” basis and in its existing state and condition.

2.	Each of the following clauses, where indicated as “applicable” shall apply to this Lease:-

(a)	Clause 2(2) - Surveyor’s Certificate of Floor Area - is not applicable.

(b)	Clause 2(2A) - Floor Area Not Surveyed at Signing of Lease- is applicable.

(c)	Clause 3 - Fitting Out the Premises - is not applicable.

(d)	Clause 7(2) - Termination Right in Event of Redevelopment Works - is applicable

(e)	Clause 10A -Tenant’s Termination Right Under Exceptional Conditions - is not applicable.

(f)	Clause 20 - Option to Renew - is not applicable.

31
Please Initial
Landlord	Tenant

SCHEDULE 3

PERMITTED USE CONDITIONS (ALL PREMISES)

The Tenant shall:

(a)	open and keep the entire Premises open for trade or business every day of the calendar year during the Trading/Business Hours. Operation of trade or business at the Premises beyond Trading/Business Hours shall be subject to prior written approval of the Landlord. If decided by the Landlord, to extend or reduce such operating hours during the festive seasons, gazetted public holidays or such sales and events which the Landlord may in its absolute discretion organize during the Term to promote the Building and the businesses operated therein. In the event of the Tenant’s breach of this covenant, the Tenant agrees that it shall pay damages to the Landlord;

(b)	conduct its business at the Premises in good faith and in a reputable manner under such business or trade name as shall have been consented by the Landlord;

(c)	not organize undesirable or inappropriate business methods whether in respect of advertising, selling or otherwise which in the opinion of the Landlord would affect the reputation of the Landlord and/or the Building or would confuse, mislead or deceive the public or which may give rise to complaints to the Landlord, the Singapore Tourism Board or other relevant authorities which deal with complaints of dissatisfied consumers;

(d)	keep the Premises well and sufficiently lit during the Trading/Business Hours and to keep any illuminated sign, display of lights, window display, shop-front and showcase which are visible from the exterior of the Premises well and sufficiently lit during the Trading/Business Hours;

(e)	display merchandise in the display windows of the Premises to a standard and of a composition appropriate to a first-class shopping centre to the satisfaction of the Landlord and maintain high standards of operation in terms of store design, appearance, quality and presentation of merchandise consistent with good business practice;

(f)	display and stock its merchandise within the confines of the Premises only and not place or display or store its merchandise, equipment or anything belonging to or under the control of the Tenant in any other part of the Building and/or Common Property and not in any way obstruct the passageways of the Building, the entrances to or exits from the Building and/or any units therein and ensure that at all times merchandise is displayed in the shop fronts and in the interior of the Premises in such manner as the Landlord may approve. If any merchandise shall be placed or displayed in breach of these provisions, the Landlord shall be entitled to enter into the Premises and remove such article(s) and the Tenant shall pay the Landlord on demand the expense of doing so;

(g)	engage only in the retail of the merchandise/brands described in the Menu and/or Merchandising Plan;

(h)	maintain adequate and courteous staff and give full cooperation for all enquiries or complaints made by members of the public;

(i)	use only service lifts and corridors prescribed by the Landlord to convey furniture, goods and other heavy equipment and shall ensure that contractors, workmen and cleaners engaged by the Tenant use only the service lifts and corridors prescribed by the Landlord;

(j)	not run wires across the floor, ceiling or along the walls but shall conceal the wires in conduits;

(k)	not place, display or store anything (including packages, boxes and crates) in the Common Property or any part of the Building and shall carry out all unpacking of goods within the Premises;

(l)	carry out loading, unloading and deliveries at such locations and at such times as the Landlord or the Manager shall prescribe;

(m)	not without the prior written consent of the Landlord use the name of the Building or any picture or likeness of the Building or the Premises in its registered or trading name or for any advertising or purpose other than as the address and place of business of the Tenant. for the purpose of obtaining the Landlord’s consent, the Tenant shall submit to the Landlord all dockets vouchers catalogues advertisements or sales promotion materials incorporating references to and illustrations or sketches of the Building;

(n)	participate in all sales and events which the Landlord may in its absolute discretion organize during the Term to promote the Building and the businesses operated in it and/or coincide with any festivals of celebrations, including the acceptance of gift certificates or vouchers issued by the Landlord or its agents;

(o)	not bring into or use in any part of the Premises or the Building any goods prohibited for import and domestic sales, goods infringing upon trademarks, copyrights, patent rights or other intellectual property rights of any person or party; and

(p)	not, unless the permitted use is as a restaurant, kiosk and/or food outlet, cook in the Premises and not to allow vendors of food or drink to bring to or onto the Premises or the Building or any part thereof food or drink for consumption by the occupiers or others in the Premises.

32
Please Initial
Landlord	Tenant

SCHEDULE 4

ADDITIONAL CONDITIONS - RESTAURANT/KIOSK/FOOD OUTLET

If the Permitted Use specified in item 7 in Schedule 1, is a restaurant, kiosk or food outlet, the Tenant shall:-

(a)	serve only the food, cuisines and drinks described in the Menu in Attachment B. The Tenant shall not be permitted to change food cuisine or more than 20% of the menu approved by the Landlord within a 12-month period;

(b)	maintain high standards of hygiene and cleanliness in the preparation, use, handling and service of food, drinks, utensils and tableware;

(c)	provide and replace, at its own cost and expense, all kitchen utensils and implements, glass crockery, cutlery and linen required for the conduct of its businesses at the Premises;

(d)	ensure that all employees, licensees (in the case of food court) and employees of licensees arc properly and cleanly attired and wear the uniforms and/or aprons as prescribed by the Landlord at ail times during the Trading/Business Hours;

(e)	ensure that all employees, licensees and agents shall at all times conduct themselves properly in the Premises and shall not engage in any quarrels or fights with customers, fellow licensees and/or their servants or agents. The Landlord shall have the right to summarily terminate this Lease should there be any breach of this covenant;

(f)	not conduct any live entertainment, show or karaoke or suffer or permit to be done any act or thing or produce or suffer or permit to be produced any music or noise (including sound produced by broadcasting from television, radio or any apparatus or instrument capable of producing or reproducing music and sound) in or on the Premises which is/are or may be a nuisance or annoyance to the Landlord or fellow licensees (in the case of food court) or the tenants and occupiers of other units in the Building;

(g)	not to use any vocal or instrumental music in the Premises so that it can be heard outside the Premises;

(h)	not to load, keep, place or store on the tables and/or chairs found in the Premises or any part thereof any cooked or uncooked food goods materials or things other than food ready to be served on and consumed by customers;

(i)	not without the prior written consent of the Landlord, bring and deliver food and/or drinks to the occupiers, tenants or hotel guests in the Building or any part thereof from the Premises;

(j)	maintain all kitchen exhaust hoods and filters in the Premises in good and tenantable repair;

(k)	engage a service provider to thoroughly clean and degrease the kitchen exhaust hoods within the Premises (if any) not less than once every month and submit to the Landlord a copy of the service chit within seven (7) days of completion of such cleaning and degreasing service;

(l)	engage a service provider to thoroughly clean and degrease the kitchen exhaust ducts within the Premises (if any) not less than once a year and submit to the Landlord a copy of the service chit within seven (7) days of completion of such cleaning and degreasing service;

(m)	dispose of any waste or rubbish into leak proof waste disposal bags in properly covered bins or receptacles;

(n)	install the required number of sprinklers, fire extinguishers, fire-fighting or other fire protection equipment in compliance with the security or fire safety regulations prescribed by the Government or any competent authority from time to time and maintain adequate air-ducting equipment and pipes, exhaust system or all other air-cleaning devices in the Premises in a hygienic and proper working condition acceptable to the Landlord;

33
Please Initial
Landlord	Tenant

(o)	use only heating or cooking devices or appliances which do not cause air pollution or interfere with the efficient running of the air-conditioning system of the Building (if applicable);

(p)	not permit the supply and/or sale of any liquor or intoxicating beverage without the prior written consent of the Landlord and unless the Tenant has obtained at the Tenant’s cost and expense all necessary permits and licences from the relevant Government authority and such licences and permits remain valid and subsisting;

(q)	ensure that all food handlers and staff are submitted for medical examination before employing or permitting the employment of such persons and at regular yearly intervals thereafter and furnish to the Landlord with certificates of medical fitness issued by qualified medical practitioner approved by the Landlord (at the Landlord’s absolute discretion) showing, inter alia, absence of mental ailments or contagious or infectious diseases such as typhoid, leprosy, tuberculosis, venereal and skin diseases, and ensure at the Tenant’s cost and expense that such food handlers and staff are properly inoculated against such diseases before the commencement of their employment and at regular intervals thereafter;

(r)	engage a pest exterminator to conduct monthly pest control inspection and pest extermination on the Premises. The Tenant shall submit to the Landlord the service chit within 7 days of the date of completion of the inspection and extermination;

(s)	not erect signs on the facade of the kiosk (if applicable), place air-conditioner condensers on the roof, suspend or hang equipment on the underside of the kiosk or on steel joists or members, alter or exceed the boundary of the kiosk and seating area or carry out works that affect the structural integrity of the kiosk;

(t)	when and if required by the Landlord, at the Tenant’s own cost and expense: -

(i)	procure an electrostatic air cleaner (“Air Cleaner”) approved by the Landlord (or such number of air cleaners as reasonably required by the Landlord) for use on the Premises;

(ii)	install and keep the Air Cleaner at such location approved by the Landlord;

(iii)	regularly clean, maintain and repair the Air Cleaner such as to keep the Air Cleaner in good repair, working order and clean. All repairs to the Air Cleaner must be made promptly by a person qualified to repair and service the brand of Air Cleaner so installed;

(iv)	in the event of breakdown of the Air Cleaner and where the Air Cleaner cannot be repaired, the Tenant shall promptly replace the Air cleaner within seven (7) days of breakdown; and

(v)	operate the Air Cleaner at all times during Trading/Business Hours.

34
Please Initial
Landlord	Tenant

ATTACHMENT A

PLAN OF PREMISES

UNIT #01-01 to 03 and #01-14 to 20

35
Please Initial
Landlord	Tenant

ATTACHMENT B

PLAN OF PREMISES

UNIT #01-07

EXTG STAIR C
LOADING/UNLOADING
TOUR AGENCY
EXISTING CORRIDOR
EXTG STAND BY GENERATOR ROOM
EXTG EXHAUST AIR/FAN ROOM
NEW F&B
F&B (NEW)
322.05m2
3466.33sf
F&B
EXISTING CORRIDOR A/C
F&B
EXTG L.T. SWITCH ROOM
EXTG STAIR D
#01-07
ENTRANCE
EXTG STORAGE

36
Please Initial
Landlord	Tenant

APPENDIX 1 OF PART D

CHECKLIST

(REFERRED TO IN PARAGRAPH 1.1 OF PART D)

(Note: Landlord must complete and provide the Checklist to tenant together with the first draft of the lease agreement in respect of retail premises. Where there are any deviations in any of the Leasing Principles, landlord must indicate the same by checking the box under “Deviation” column and may include remarks under the “Remarks” section. Please ensure that one box is checked for every item in this Checklist.

The Code of Conduct allows for certain deviations in the Leasing Principles if such deviations are mutually agreed and in which case a declaration of permitted deviation must be submitted by landlord to FTIC in accordance with the Act. These are indicated with an asterisk

If landlord and tenant mutually agree to the deviation, kindly initial in the two boxes below the checkbox. Please do not initial in the box if you do not agree to the deviation.

If a Leasing Principle is not applicable to the lease agreement, parties must indicate this by checking the box indicating that it is “Not Applicable”, e.g. if landlord does not require integration of tenant’s POS system with landlord’s POS system, the box under the “Not Applicable”section for S/N 2.2 is to be checked.)

S/N	Leasing Principle			Code - Compliant	Deviation from Code requiring submission of declaration to FTIC?	Not Applicable
	2.4	Fees for Tenant-Initiated Requests		☑	-	☑ To check if there are no ancillary documents arising from tenant-initiated requests at time of lease preparation
	2.5	Third Party Costs				
		2.5.1	General Principles on Third Party Costs	☑	-	-
		2.5.2	Sales Audit Fees	☐	-	☑ To check if the rent payable to landlord does not comprise GTO Rent
		2.5.3	Public Liability Insurance	☑	-	☐ To check if the floor area of the leased premises is more than 15,000 square feet
		2.5.4	Electricity Charges	☑	-	-
3.	Advertising and Promotion Charge and Service Charge			☑	-	☐ To check if there is no A&P charge and no service charge payable to landlord
4.	Pre-termination by Landlord due to Landlord's Redevelopment Works			☑	-	☐ To check if landlord does not require the right to pre-terminate the lease for redevelopment works
5.	* Sales Performance			☑ To check if there is no sales performance clause	☐ To check if there is sales performance clause Landlord / Tenant To initial if deviation is agreed	-
	Remarks:					

Tenant to Sign & Stamp

S/N	Leasing Principle	Code - Compliant	Deviation from Code requiring submission of declaration to FTIC?	Not Applicable
6.	Pre-Termination by Tenants	☐	-	☑ [signature] Tenant * Sign here as well To check and initial above if tenant is not trading under the brand name of a principal or franchisor or if tenant does not require the right to pre-terminate the lease for exceptional conditions
7.	* Security Deposit	☑ To check if security deposit does not exceed 3 months' gross rent	☐ To check if security deposit exceeds 3 months' gross rent Landlord / Tenant To initial if deviation is agreed	☐ To check if floor area of premises is more than 5,000 square feet and/or lease term is more than 3 years or if 3 months' gross rent is equal to or less than S$500
	Remarks:			
8.	Floor Area Alterations	☐	-	☑ To check if lease is a renewal lease or if the agreed floor area is equal to or less than 300 square feet
9.	Building Maintenance	☑	-	-
10.	*Rental Formula	☑ To check if rental formula is a single rental formula (i.e. not an "either/or" formula, and does not have a GTO component if GTO is more than S$Z)	☐ To check if rental formula is not a single rental formula Landlord / Tenant To initial if deviation is agreed and to select and complete the alternative agreed rental formula in the section below	-

[signature]

Tenant to Sign & Stamp